UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2007

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

         California                   0-11113             95-3673456
(State or other jurisdiction        (Commission        (I.R.S. Employer
      of incorporation)            File Number)       Identification No.)


    1021 Anacapa Street, Santa Barbara, CA                93101
   (Address of principal executive offices)            (Zip Code)

   Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On November 1, 2007, Pacific Capital Bank, N.A. ("PCB") a wholly owned subsidiary of Pacfic Capital Bancorp, entered into an Asset PurchaseAgreement with R. E. Wacker Associates, Inc, ("Wacker Associates") a San Luis Obispo, California, based registered investment advisor. The Agreement provides for PCB to acquire substantially all of the assets and to assume substantially all of the liabilities of Wacker Associates through a new wholly owned subsidiary of PCB to be formed prior to the close of the transaction.

PCB will pay a purchase price for the assets consisting of (1) an initial payment in cash at the closing of approximately $6.9 million, subject to certain adjustments, and (2) a future payment based upon the financial performance of the acquired business over a five-year period following the closing.

Item 9.01       Financial Statements and Exhibits

       (c) Exhibits:

            Exhibit No.        Description
--------------------------------------------------------
               99.1           Press release dated November 1, 2007


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 PACIFIC CAPITAL BANCORP

Date:  November 1, 2007                        /s/ Frederick W. Clough
                                               ---------------------------------
                                               Frederick W. Clough
                                               Executive Vice President
                                               and General Counsel

                                  EXHIBIT INDEX

Exhibit Number  Description of Exhibits
--------------  -----------------------

99.1 Pacific Capital Bancorp press release dated November 1, 2007, announcing agreement to acquire the assets of R. E. Wacker Associates, Inc.